Exhibit 10.26

Beam Therapeutics Inc.
2019 Equity Incentive Plan

Restricted Stock Award Agreement

This agreement (this “Agreement”), is made effective as of [  ], 2020 (the “Date of Grant”), by and between Beam Therapeutics Inc. (the “Company”) and [] (the “Participant”).  Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Beam Therapeutics Inc. 2019 Equity Incentive Plan (as from time to time amended and in effect, the “Plan”).

1.Grant of the Award.  The Company hereby grants to the Participant an Award of [] shares of Restricted Stock, on the terms and conditions set forth in the Plan and this Agreement, subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

2.Vesting of the Restricted Stock.  The term “vest” as used herein with respect to any share of Restricted Stock means the lapsing of the restrictions described herein with respect to such share. The Restricted Stock shall vest as to []% of the shares of Restricted Stock on [] and as to the remaining []% of the shares in [] equal [] installments thereafter (with the number of shares of Restricted Stock that vest on any date being rounded down to the nearest whole share and the Award becoming vested as to 100% of the shares on []), subject, in each case, to the Participant’s continued Employment through the applicable vesting date.  At any time, any portion of the Restricted Stock that is not vested is hereinafter referred to as the “Unvested Portion”.

3.Cessation of Employment.  If the Participant’s Employment ceases, any Unvested Portion of the Restricted Stock will be forfeited automatically without consideration.

4.Forfeiture; Recovery of Compensation.  By accepting, or being deemed to have accepted, the Restricted Stock, the Participant expressly acknowledges and agrees that his or her rights, and those of any permitted transferee, with respect to the Restricted Stock, including the right to any proceeds from the disposition of any shares of Stock acquired hereunder, are subject to Section 6(a)(5) of the Plan (including any successor provision).  The Participant further agrees to be bound by the terms of any clawback or recoupment policy of the Company that applies to incentive compensation that includes Awards such as the Restricted Stock.  Nothing in the preceding sentence will be construed as limiting the general application of Section 8 of this Agreement.

5.No Right to Continued Employment.  The granting of the Restricted Stock shall impose no obligation on the Company or any of its subsidiaries to continue the Employment of the Participant and shall not lessen or affect any right that the Company or any subsidiary may have to terminate the Employment of the Participant.

6.Tax Matters.

a.As a condition to the granting of the Restricted Stock and the vesting thereof, the Participant acknowledges and agrees that he or she is responsible for the payment of all income and employment taxes (and any other taxes required to be withheld) payable in connection with the grant or vesting of, or otherwise in connection with, the Restricted Stock.  The Company shall have the power and the right to require the Participant to remit to the Company (including through the delivery of irrevocable instructions to a broker to sell shares of Restricted Stock that have vested pursuant to this Agreement and to deliver promptly to the Company an amount out of the proceeds of such sale equal to an amount as determined by the Company, consistent with the terms of the Plan), such amount as is determined by the Company, consistent with the terms of the Plan, to satisfy all applicable federal, state, and local taxes required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.  The Participant authorizes the Company and its Subsidiaries to withhold such amounts due hereunder from any payments otherwise owed to the Participant, but nothing in this sentence shall be construed as relieving the Participant of any liability for satisfying his or her obligation under the preceding provisions of this Section 6(a).

b.Unless the Company notifies the Participant in writing before a vesting date hereunder, the Participant shall be deemed to have forfeited to the Company that number of shares of Stock vesting on such date having a Fair Market Value equal to the amount of the minimum statutory withholding tax obligations with respect to the Restricted Stock that so vests in order to satisfy his or her tax obligations hereunder.

c.Dividends. The Restricted Stock shall have such rights with respect to dividends declared by the Company as are carried by other shares of Stock, provided that any dividends payable with respect to the Unvested Portion shall be subject to the same vesting conditions as the underlying shares of Restricted Stock and shall only be paid if, when and to the extent such underlying shares vest. The foregoing shall not prohibit or otherwise limit the adjustment of the terms of this Agreement in accordance with the terms of the Plan.

7.Restrictions on Transfer.  Except as expressly permitted under Section 6(a)(3) of the Plan, the shares of Restricted Stock may not be transferred until they have vested in accordance with the terms of this Agreement.

8.Provisions of the Plan.  This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference.  A copy of the Plan as in effect on the Date of Grant has been made available to the Participant.  By accepting, or being deemed to have accepted, the Restricted Stock, the Participant agrees to be bound by the terms of the Plan and this Agreement.  In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan will control.

9.Acknowledgements.  The Participant acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which will be an original and all of which together will constitute one and the same instrument, (ii) this Agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, will constitute an original signature for all purposes hereunder, and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Participant.

[Signature page follows.]

The Company, by its duly authorized officer, and the Participant have executed this Agreement as of the Date of Grant.

BEAM THERAPEUTICS INC.

By:

Name:

Title:

Agreed and Accepted:

By
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